UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2021

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 1.01 Entry Into a Material Definitive Agreement.

On February 9, 2021, Staffing 360 Solutions, Inc. (the “Company”) announced the pricing of a public offering (the “Offering”) of an aggregate of 21,855,280 shares of its common stock, par value $0.00001 per share (the “Common Stock”), or Common Stock equivalents in lieu thereof, at a public offering price of $0.90 per share. The Offering was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-252059) initially filed with the Securities and Exchange Commission (the “Commission”) on January 13, 2021, as subsequently amended and declared effective by the Commission on February 9, 2021. The Offering was made only by means of a prospectus forming a part of the effective registration statement.

The Offering closed on February 12, 2021. In the Offering, the Company issued 20,851,199 shares of Common Stock (the “Shares”) and pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 1,004,081 shares of Common Stock, at an exercise price of $0.0001 per share. The Pre-funded Warrants were sold at $0.8999 per Pre-Funded Warrant. The Pre-funded Warrants were immediately exercisable and could be exercised at any time after their original issuance until such Pre-funded Warrants were exercised in full. The Pre-funded Warrants were exercised immediately upon issuance, and 1,004,081 shares of Common Stock were issued on February 12, 2021.

The net proceeds to the Company from the Offering are approximately $18.1 million, after deducting placement agent fees and estimate offering expenses payable by the Company. While the Company’s Series E Convertible Preferred Stock is outstanding, the Company is required to use the proceeds of any sales of equity securities, including the securities offered in the Offering, exclusively to redeem any outstanding shares of the Company’s Series E Convertible Preferred Stock, subject to certain limitations. On February 5, 2021, the Company received a Limited Consent and Waiver (the “Limited Consent”) from Jackson Investment Group, LLC (“Jackson”), the sole holder of the Company’s outstanding shares of Series E Convertible Preferred Stock, to use approximately (i) 75% of the net proceeds from the Offering to redeem a portion of the outstanding Second Amended and Restated 12% Senior Secured Note due September 30, 2022 (the “Jackson Note”), which had an outstanding principal amount and accrued interest of $32,710,485 as of February 9, 2021, and (ii) 25% of the net proceeds from the Offering to redeem a portion of the Company’s Series E Convertible Preferred Stock (“Base Series E Preferred Stock”). Pursuant to the Limited Consent, upon closing of the Offering, the Company redeemed a portion of the Jackson Note with an outstanding principal amount of $13,555,590 and interest accrued thereon, and redeemed 4,518 shares of the Base Series E Preferred Stock. Following the redemption of the Base Series E Preferred Stock, the Company has 6,172 shares of Base Series E Preferred Stock outstanding with an aggregate stated value of $6,172,000 in accordance with the certificate of designation (the “Series E Certificate of Designation”) of the Base Series E Preferred Stock and the Company’s Series E-1 Convertible Preferred Stock (“Series E-1 Preferred Stock,” and, collectively with the Base Series E Preferred Stock, the “Series E Preferred Stock”).

In addition, Jackson also entered into a Limited Waiver and Agreement (the “Limited Waiver”) with the Company on February 5, 2021, whereby Jackson agreed that it would not convert any shares of the Base Series E Preferred Stock or the Series E-1 Preferred Stock into shares of the Company’s Common Stock or exercise any warrants to purchase shares to the extent that doing so would cause the number of the Company’s authorized shares of Common Stock to be less than the number of shares being offered pursuant to the prospectus for this Offering. Jackson also waived any event of default under the Series E Certificate of Designation and the Jackson Note that would result from the Company having an insufficient number of authorized shares Common Stock to honor conversions of the Base Series E Preferred Stock and exercise of Jackson’s warrants.

In connection with the Offering, on February 9, 2021, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor participating in the Offering, to purchase 1,400,000 shares of Common Stock and Pre-funded Warrants to purchase 1,004,081 shares of Common Stock. In the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days following the closing of the Offering. In addition, the Company agreed not to effect or enter into an agreement to effect any issuance of Common Stock or common stock equivalents involving a variable rate transaction, as defined in the Purchase Agreement, for a period of twenty-four months following the closing of the Offering, subject to certain exceptions, including the offer, issuance or sale by the Company of Common Stock pursuant to an at-the-market offering facility the Company may enter with the placement agent following expiration of the 90-day lock-up period.

H.C. Wainwright & Co., LLC (“Wainwright”) served as the Company’s exclusive placement agent on a reasonable best efforts basis in connection with the Offering, pursuant to that engagement letter, dated as of December 21, 2020, between the Company and Wainwright, as amended on February 8, 2021 and February 9, 2021 (collectively, the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of the Offering, (ii) up to $100,000 for Wainwright’s legal expenses, and (iii) $12,900 for Wainwright’s clearing expenses in connection with the Offering. In addition, the Company issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to 1,092,764 shares of Common Stock (5.0% of the aggregate number of shares of Common Stock sold in the Offering including shares underlying the Pre-funded Warrants), at an exercise price equal to $1.125 (125% of the public offering price for a share of Common Stock sold in the Offering). The Placement Agent Warrants will be exercisable commencing when the Company has increased its authorized Common Stock and will expire five years from the commencement of sales under the Offering.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-funded Warrants, the Limited Consent, the Limited Waiver and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of Pre-funded Warrant, the Limited Consent, the Limited Waiver, and the form of Placement Agent Warrant, which are attached hereto as Exhibits 10.1, 4.1, 10.2, 10.3, and 4.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Placement Agent Warrants and the shares of our Common Stock issuable upon the exercise of the Placement Agent Warrants is incorporated herein by reference. Neither the issuance of the Placement Agent Warrants nor the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”) were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Placement Agent Warrants was and the Placement Agent Warrant Shares will be in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

Item 8.01 Other Events.

On February 9, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On February 12, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-252059) filed with the Securities and Exchange Commission on February 8, 2021)
4.2	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.55 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-252059) filed with the Securities and Exchange Commission on February 8, 2021)
10.2	Limited Consent, Waiver and Amendment Agreement entered into by and among Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC, dated February 5, 2021 (incorporated by reference to Exhibit 10.58 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-252059) filed with the Securities and Exchange Commission on February 8, 2021)
10.3	Limited Waiver and Agreement entered into by and among Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC, dated February 5, 2021 (incorporated by reference to Exhibit 10.59 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-252059) filed with the Securities and Exchange Commission on February 8, 2021)
99.1	Press Release, dated February 9, 2021
99.2	Press Release, dated February 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2021	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer